Exhibit 99.1

NEWS RELEASE

Hardinge Inc. One Hardinge Drive, Elmira, N.Y. 14902

For more information contact:

Company:	Investor Relations:
Douglas J. Malone Chief Financial Officer Phone: (607) 378-4140	Deborah K. Pawlowski, Kei Advisors LLC Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

Hardinge Reports Third Quarter 2014 Results

ELMIRA, N.Y., November 6, 2014 - Hardinge Inc. (NASDAQ: HDNG), a leading international provider of advanced metal-cutting solutions and accessories, reported financial results for its third quarter ended September 30, 2014.

Net sales (“sales”) for the quarter were $68.9 million, down $10.9 million from the prior year’s third quarter. Orders for the quarter increased to $75.2 million, compared with $70.7 million in the prior-year period.

Net loss, which was impacted by a non-cash impairment charge, was $7.6 million, or $0.60 per diluted share for the quarter, compared with net income of $1.5 million, or $0.13 per diluted share, in the prior year’s third quarter. Non-GAAP(1) net loss was $2.6 million, or $0.20 per share, excluding non-cash impairment charges of $5.4 million and a gain on the Voumard purchase of $0.5 million. Additionally, the current year quarter realized an unusual tax rate due to the Company’s jurisdictional mix and intra-period tax allocation accounting.

Richard L. Simons, Chairman, President and Chief Executive Officer, commented, “Our third quarter results were a disappointment to us, negatively impacted by anticipated sales that were deferred to our fourth quarter. The timing of shipments of large dollar orders for customized equipment is dependent upon customer acceptance, which can be impacted by their travel schedules, timing of receiving test material, readiness of the customer’s facility, and our ability to finalize complex and demanding processes to meet their requirements. With resolution of those issues early in the fourth quarter, we expect a solid finish to the year with fourth quarter sales of $85 to $90 million and strong profitability."

Mr. Simons added, “Our order levels are continuing to outperform last year’s levels, which illustrates the strength of our brands. Economists following the industry are forecasting strong growth in 2015, assuming there is no financial or geo-political crisis that shakes buyer’s confidence. In fact, the Oxford Economics Group is forecasting 7% growth in global machine tool consumption for 2015. We are building our business plans and targets for 2015 with that strength in mind, along with anticipation of market share growth through new product introductions and improving distribution efforts around the world."
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(1)Management believes that the use of non-GAAP measures helps in the understanding of its operating performance. See pages 9 and 10 of this release for the reconciliation tables between reported amounts and non-GAAP measures discussed in this document.

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Hardinge Reports Third Quarter 2014 Results
November 6, 2014

Mr. Simons concluded, “The non-cash impairment charge we reported today is associated with the trade name and goodwill resulting from our 2012 purchase of Usach. We believe this was a good strategic acquisition that will generate long-term value for our Company, especially given our larger, high volume production, specialty machine focus. However, the low order and shipment levels we have been experiencing of late have negatively affected its near-term results, causing these non-cash accounting write-offs.”

Quarterly Sales by Region ($ in thousands)
	Quarter Ended
	September 30, 2014		September 30, 2013		June 30, 2014
Sales to Customers in	$	% of Total	$	Year-over-Year % Change	$	Sequential % Change
North America	24,026	35%	22,021	9%	25,029	(4)%
Europe	21,286	31%	26,980	(21)%	25,370	(16)%
Asia	23,612	34%	30,783	(23)%	28,452	(17)%
Total	68,924		79,784	(14)%	78,851	(13)%

Third Quarter Review

Fluctuations in Hardinge’s consolidated sales among geographic locations and industries can vary from quarter to quarter based on the timing and magnitude of orders and projects. Hardinge does not believe that such quarter-to-quarter fluctuations are necessarily indicative of larger business trends. Rather, the Company believes that such business trends can be discerned from the Company’s performance during a longer period of time, such as a trailing twelve-month period.

Sales to the North American market improved as economic activity and industrial capacity utilization improvements in the U.S. positively influenced investments in production capacity. Reduced sales to Europe and Asia more than offset the North American sales growth. Economic uncertainty in Europe impacted investment decisions for capital goods in the current year while prior-year grinding machine sales were unusually high in Asia.

Gross profit of $18.7 million declined $3.4 million compared with the prior-year period. Gross margin as a percentage of sales was 27.1% compared with 27.6% in the third quarter of 2013. The decrease in gross profit was driven by the lower sales volume.

Selling, general and administrative (“SG&A”) expense increased by $0.6 million compared with the prior-year period to $20.1 million, or 29.2% of sales. SG&A increases were primarily related to increased trade show and advertising costs.

Operating loss was $6.9 million compared with $2.6 million of operating income in the prior-year period. Non-GAAP(1) operating loss was $1.6 million excluding impairment charges of $5.8 million and a gain on the purchase of Voumard of $0.5 million.

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Hardinge Reports Third Quarter 2014 Results
November 6, 2014

Year-to-Date Sales by Region ($ in thousands)
	Period Ended
	September 30, 2014		September 30, 2013
Sales to Customers in	$	% of Total	$	Year-over-Year % Change
North America	72,258	33%	72,985	(1)%
Europe	71,961	33%	71,260	1%
Asia	74,406	34%	82,113	(9)%
Total	218,625		226,358	(3)%

First Nine Months of 2014 Review

Sales for the nine-month period ended September 30, 2014 were $218.6 million, down $7.7 million or 3%, from $226.4 million in the prior-year period. Incremental sales from the Forkardt acquisition were partially offset by the impact of subdued order activity during 2013, which affected 2014 sales.

Gross profit was $59.9 million, compared with $63.8 million in the prior-year period. Gross profit as a percentage of sales was 27.4% in the nine-month period ended September 30, 2014, a 0.8 percentage point decrease from the same period in 2013. Gross profit was negatively impacted by the decrease in sales volume and lower machine production, which resulted in certain factories experiencing under absorption of fixed costs.

SG&A expense for the nine-month period ended September 30, 2014 was $59.4 million, up $1.6 million compared with the prior-year period. Higher SG&A expense reflects $2.2 million of incremental SG&A from the full year impact of the Forkardt acquisition in addition to seasonal trade show related marketing expenses, and the unfavorable impact of foreign currency fluctuations. This was partially offset by the prior-year change in the Company's sales distribution in the United Kingdom and cost reductions in the Company's organic business. As a percentage of sales, SG&A was 27.2% in the nine-month period ended September 30, 2014 compared with 25.5% for the same period in 2013.

Loss from operations was $5.5 million for the nine-month period ended September 30, 2014, impacted primarily by lower sales and production volume compared with the prior-year period as well as the non-cash impairment charge. Non-GAAP(1) operating loss was $0.1 million excluding impairment charges of $5.8 million and a gain on the purchase of Voumard of $0.5 million.

Net loss from continuing operations for the nine-month period ended September 30, 2014 was $6.9 million, or $0.55 per diluted share, compared with net income from continuing operations of $3.3 million, or $0.28 per diluted share, in the 2013 period. Non-GAAP(1) net loss was $1.8 million, or $0.15 per share, excluding non-cash impairment charges of $5.4 million, a gain on the Voumard purchase of $0.5 million, and a gain on sale of the Swiss operations of Forkardt of $0.2 million. Additionally, the current year-to-date period realized an unusual tax rate due to the Company’s jurisdictional mix and intra-period tax allocation accounting.

Flexible Balance Sheet for Strategic Investments

Cash and cash equivalents at September 30, 2014 were $15.0 million. Total debt was $17.5 million, a reduction of $9.1 million from December 31, 2013 levels.

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Hardinge Reports Third Quarter 2014 Results
November 6, 2014

Orders by Region ($ in thousands)
	Quarter Ended
	September 30, 2014		September 30, 2013		June 30, 2014
Orders from Customers in	$	% of Total	$	Year-over-Year % Change	$	Sequential % Change
North America	22,158	29%	19,279	15%	27,166	(18)%
Europe	26,282	35%	27,535	(5)%	23,101	14%
Asia	26,763	36%	23,870	12%	29,830	(10)%
Total	75,203		70,684	6%	80,097	(6)%

	Nine Months Ended
	September 30, 2014		September 30, 2013
Orders from Customers in	$	% of Total	$	Year-over-Year % Change
North America	73,685	31%	61,618	20%
Europe	77,820	33%	71,530	9%
Asia	84,834	36%	81,414	4%
Total	236,339		214,562	10%

Net orders (“orders”) during the quarter were $75.2 million, reflecting 6% improvement over the prior-year period. Year-to-date orders of $236.3 million reflect 10% improvement over the prior-year period, primarily due to incremental orders from Forkardt as well as improvements in the North American market. The Company’s order backlog at September 30, 2014 was $107.1 million.

Webcast and Conference Call

Hardinge will host a conference call and webcast today at 11:00 a.m. ET. During the conference call and webcast, Richard L. Simons, Chairman, President and CEO, and Douglas J. Malone, Vice President and CFO, will review the financial and operating results for the quarter and year to date, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. Their review will be accompanied by a slide presentation which will be available on Hardinge’s website at www.hardinge.com/ir/events.

The conference call can be accessed by calling (315) 625-6888. The listen-only audio webcast can be monitored at www.hardinge.com/ir/events.

A telephonic replay will be available from 2:00 p.m. ET the day of the call through Thursday, November 13, 2014. To listen to the archived call, dial (404) 537-3406 and enter conference ID number 21856911. Alternatively, the archive can be heard on the Company’s website at www.hardinge.com/ir/events. A transcript will also be posted to the website, once available.

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Hardinge Reports Third Quarter 2014 Results
November 6, 2014

About Hardinge

Hardinge is a leading global designer and manufacturer of high precision, computer-controlled machine tool solutions developed for critical, hard-to-machine metal parts and of technologically advanced workholding accessories.  The Company’s strategy is to leverage its global brand strength to further penetrate global market opportunities where customers will benefit from the technologically advanced, high quality, reliable products Hardinge produces.  With approximately 67% of its sales outside of North America, Hardinge serves the worldwide metal working market.  Hardinge’s machine tool and accessory solutions can also be found in a broad base of industries to include aerospace, agricultural, automotive, construction, consumer products, defense, energy, medical, technology and transportation.

Hardinge applies its engineering design and manufacturing expertise in high performance machining centers, high-end cylindrical and jig grinding machines, SUPER-PRECISION® and precision CNC lathes and technologically advanced workholding accessories.  Hardinge has manufacturing operations in China, France, Germany, India, Switzerland, Taiwan, the United Kingdom and the United States.

The Company regularly posts information on its website: http://www.hardinge.com.

Safe Harbor Statement

This news release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Such statements are based on management's current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. The Company's actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

FINANCIAL TABLES FOLLOW.

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Hardinge Reports Third Quarter 2014 Results
November 6, 2014

HARDINGE INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Sales	$68,924	$79,784	$218,625	$226,358
Cost of sales	50,247	57,743	158,767	162,577
Gross profit	18,677	22,041	59,858	63,781
Gross profit margin	27.1%	27.6%	27.4%	28.2%

Selling, general and administrative expenses	20,123	19,572	59,376	57,780
Impairment charge	5,766	—	5,766	—
Other (income) expense, net	(334)	(99)	249	316
(Loss) income from operations	(6,878)	2,568	(5,533)	5,685
Operating margin	(10.0)%	3.2%	(2.5)%	2.5%

Interest expense	171	325	569	841
Interest income	(15)	(14)	(47)	(43)
(Loss) income from continuing operations before income taxes	(7,034)	2,257	(6,055)	4,887
Income taxes	544	1,084	845	1,618
Net (loss) income from continuing operations	(7,578)	1,173	(6,900)	3,269

Gain from disposal of discontinued operation and income from discontinued operations, net of tax	—	306	218	515

Net (loss) income	$(7,578)	$1,479	$(6,682)	$3,784

Per share data:

Basic (loss) earnings per share:
Continuing operations	$(0.60)	$0.10	$(0.55)	$0.28
Discontinued operations	—	0.03	0.02	0.04
Basic (loss) earnings per share	$(0.60)	$0.13	$(0.53)	$0.32

Diluted (loss) earnings per share:
Continuing operations	$(0.60)	$0.10	$(0.55)	$0.28
Discontinued operations	—	0.03	0.02	0.04
Diluted (loss) earnings per share	$(0.60)	$0.13	$(0.53)	$0.32

Cash dividends declared per share:	$0.02	$0.02	$0.06	$0.06

Weighted avg. shares outstanding: Basic	12,715	11,721	12,643	11,681
Weighted avg. shares outstanding: Diluted	12,715	11,813	12,643	11,770

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Hardinge Reports Third Quarter 2014 Results
November 6, 2014

HARDINGE INC. AND SUBSIDIARIES
 Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Cash and cash equivalents	$15,005	$34,722
Restricted cash	3,567	4,124
Accounts receivable, net	53,645	57,137
Inventories, net	123,226	114,064
Other current assets	12,067	11,563
Total current assets	207,510	221,610

Property, plant and equipment, net	68,207	74,656
Goodwill	6,727	10,002
Other intangible assets, net	31,030	32,063
Other non-current assets	6,466	5,852
Total non-current assets	112,430	122,573
Total assets	$319,940	$344,183

Liabilities and shareholders’ equity
Accounts payable	$26,608	$24,418
Accrued expenses	24,055	26,346
Customer deposits	15,033	15,166
Accrued income taxes	1,315	830
Deferred income taxes	2,551	2,569
Contingent consideration	—	7,500
Current portion of long-term debt	3,705	7,850
Total current liabilities	73,267	84,679

Long-term debt	13,835	18,785
Pension and postretirement liabilities	27,261	28,188
Deferred income taxes	4,582	4,968
Other liabilities	3,745	3,775
Total non-current liabilities	49,423	55,716
Commitments and contingencies
Common stock ($0.01 par value, 20,000,000 authorized; 12,825,468 issued and 12,821,768 outstanding as of September 30, 2014, and 12,472,992 issued and outstanding as of December 31, 2013)	128	125
Additional paid-in capital	120,339	114,951
Retained earnings	83,491	90,937
Treasury shares (at cost, 3,700 as of September 30, 2014, and 75,125 as of December 31, 2013)	(46)	(806)
Accumulated other comprehensive loss	(6,662)	(1,419)
Total shareholders’ equity	197,250	203,788
Total liabilities and shareholders’ equity	$319,940	$344,183

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Hardinge Reports Third Quarter 2014 Results
November 6, 2014

HARDINGE INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2014	2013
	(Unaudited)
Operating activities
Net (loss) income	$(6,682)	$3,784
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Impairment charge	5,766	—
Depreciation and amortization	7,317	6,849
Debt issuance costs amortization	33	48
Benefit from deferred income taxes	(346)	(108)
Gain on sale of assets	(101)	(9)
Gain on sale of business	(218)	—
Gain on purchase of business	(462)	—
Unrealized intercompany foreign currency transaction loss (gain)	907	(92)
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	2,670	5,223
Inventories	(10,054)	1,409
Other assets	225	378
Accounts payable	2,743	(2,355)
Customer deposits	259	953
Accrued expenses	(2,859)	(7,348)
Accrued pension and postretirement liabilities	(35)	(298)
Net cash (used in) provided by operating activities	(837)	8,434

Investing activities
Acquisition of businesses, net of cash acquired	(5,683)	(34,250)
Capital expenditures	(1,830)	(2,192)
Proceeds from disposal of business	218	—
Proceeds on sales of assets	131	113
Net cash used in investing activities	(7,164)	(36,329)

Financing activities
Payment of contingent consideration	(7,500)	(299)
Proceeds from short-term notes payable to bank	13,827	43,041
Repayments of short-term notes payable to bank	(13,827)	(45,729)
Proceeds from long-term debt	—	23,000
Repayments of long-term debt	(8,373)	(2,934)
Debt issuance costs	—	(682)
Dividends paid	(757)	(701)
Net proceeds from sales of common stock	5,678	1,632
Other financing activities	—	—
Net cash (used in) provided by financing activities	(10,952)	17,328

Effect of exchange rate changes on cash	(764)	(510)
Net decrease in cash	(19,717)	(11,077)

Cash and cash equivalents at beginning of period	34,722	26,855

Cash and cash equivalents at end of period	$15,005	$15,778

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Hardinge Reports Third Quarter 2014 Results
November 6, 2014

Hardinge believes that providing non-GAAP financial measures such as adjusted operating (loss) income, net (loss) income, and adjusted (loss) earnings per diluted share is important for investors and other readers of Hardinge's financial statements, as they are used as an analytical indicator by Hardinge management to better understand its operating performance.

HARDINGE INC. AND SUBSIDIARIES
Reconciliation of GAAP Operating (Loss) Income to Non-GAAP Operating (Loss) Income
(in thousands)

	Three Months Ended September 30, 2014		Three Months Ended September 30, 2013
	Amount	% of Sales	Amount	% of Sales

Operating (loss) income as reported	$(6,878)	(10.0)%	$2,568	3.2%
Adjustments to reported operating (loss) income:
Impairment charge	5,766	8.4	—	—
Gain on purchase of business	(462)	(0.7)	—	—
Acquisition-related inventory step-up charge	—	—	422	0.5
Acquisition-related expenses	—	—	281	0.4
Other adjustments	—	—	186	0.2
Non-GAAP operating (loss) income as adjusted	$(1,574)	(2.3)%	$3,457	4.3%

	Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2013
	Amount	% of Sales	Amount	% of Sales
Operating (loss) income as reported	$(5,533)	(2.5)%	$5,685	2.5%
Adjustments to reported operating (loss) income:
Impairment charge	5,766	2.6	—	—
Gain on purchase of business	(462)	(0.2)	—	—
Acquisition-related inventory step-up charge	86	—	1,130	0.5
Acquisition-related expenses	—	—	1,896	0.8
Other adjustments	—	—	186	0.1
Non-GAAP operating (loss) income as adjusted	$(143)	(0.1)%	$8,897	3.9%

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Hardinge Reports Third Quarter 2014 Results
November 6, 2014

HARDINGE INC. AND SUBSIDIARIES
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net (Loss) Income
(in thousands, except per share data)

	Three Months Ended September 30, 2014		Three Months Ended September 30, 2013
	Amount	EPS	Amount	EPS

Net (loss) income as reported	$(7,578)	$(0.60)	$1,479	$0.13
Adjustments to reported net (loss) income, net of taxes:
Impairment charge	5,437	0.44	—	—
Gain on purchase of business	(462)	(0.04)	—	—
Income from discontinued operations, net of tax	—	—	(306)	(0.03)
Acquisition-related inventory step-up charge	—	—	422	0.04
Acquisition-related expenses	—	—	281	0.02
Other adjustments	—	—	186	0.01
Non-GAAP net (loss) income as adjusted	$(2,603)	$(0.20)	$2,062	$0.17

	Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2013
	Amount	EPS	Amount	EPS

Net (loss) income as reported	$(6,682)	$(0.53)	$3,784	$0.32
Adjustments to reported net (loss) income, net of taxes:
Impairment charge	5,437	0.43	—	—
Gain on purchase of business	(462)	(0.04)	—	—
Gain from disposal of discontinued operation and income from discontinued operations, net of tax	(218)	(0.02)	(515)	(0.04)
Acquisition-related inventory step-up charge	86	0.01	1,130	0.10
Acquisition-related expenses	—	—	1,896	0.15
Other adjustments	—	—	186	0.02
Non-GAAP net (loss) income as adjusted	$(1,839)	$(0.15)	$6,481	$0.55

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